================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant [ ]
Filed by a Party other than the Registrant [X]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)
        (2))
[ ] Definitive Proxy Statement
[X] Definitive Additional Materials
[ ] Soliciting Material Pursuant toss.240.14a-11(c) orss.240.14a-12

                            ONLINE POWER SUPPLY, INC.
                (Name of Registrant as Specified in Its Charter)

                     JAMES F. GLAZA AND JEANNETTE A. GLAZA,
                         FALCON FINANCIAL SERVICES, INC.
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
         1)   Title of each class of securities to which transaction applies:
         2)   Aggregate number of securities to which transaction applies:
         3) Per unit price or other underlying value of transaction compued pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         4)   Proposed maximum aggregate value of transaction:
         5)   Total fee paid:
[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         1)   Amount Previously Paid:
         2)   Form, Schedule or Registration Statement No.:
         3)   Filing Party:
         4)   Date Filed:

================================================================================

                         FALCON FINANCIAL SERVICES, INC.
          15435 GLENEAGLE DRIVE, SUITE 210 * COLORADO SPRINGS, CO 80921
                 719 487-7277 * 800 670-8745 * FAX: 719 487-7278
                      * E-MAIL: falconfinancial@yahoo.com

July 3, 2002

Dear OnLine Shareholder,

It gives us pleasure to announce that we, the Falcon Financial group, have reached a compromise with OnLine Power Supply, Inc ("OPS"). As you would expect, in a compromise neither side is entirely satisfied. For us, the most painful part of the compromise was to give up Tom Glaza. He was absolutely dedicated to shareholder interests, and in our opinion, the most qualified of all the board members. What is important, however, is that the end result is in the best interest of OPS' shareholders. We are convinced that is the case here.

Our proxy as the "loyal opposition" has generated expensive litigation that is helping deplete OPS diminishing capital. This compromise not only applies a tourniquet to that bleeding, but also frees up time for the CEO, Glenn Grunewald, to address the numerous problems besetting OPS. In addition, the compromise Board of Directors can create and sustain new policies and strategies in a more stable and cooperative environment. All of this, we hope, will allow OPS to progress toward the success we have all anticipated for so many years.

While we are confident we would eventually prevail in the proxy contest, the risk that we would have won the proxy battle only to lose the success war was, in our opinion, too great to accept. Glenn Grunewald clearly shares some of that concern, hence the compromise. We are glad to get the acrimony and debate behind us. Let's move forward together with the common goal of maximizing shareholder value.

THIS AGREEMENT AUTOMATICALLY REVOKES/INVALIDATES THE PROXIES YOU MAY HAVE PREVIOUSLY SENT TO US. Because this compromise requires a plurality vote at the annual meeting, IT IS CRITICALLY IMPORTANT THAT YOU VOTE OPS'S PROXY, which will be sent to you shortly.


Best Regards,

The Falcon Financial Team



   Securities Offered Through VSR Financial Services, Inc. * Member NASD/SIPC